EXHIBIT 99.1

NEWS RELEASE

For Immediate Release

Number: 04-08

XTO ENERGY ANNOUNCES RECORD GAS PRODUCTION,

RECORD CASH FLOW AND RECORD EARNINGS FOR 2003

FORT WORTH, TX (February 11, 2004) – XTO Energy Inc. (NYSE-XTO) today reported record 2003 natural gas production of 668 million cubic feet (Mmcf) per day, a 30% increase over 2002 daily production of 514 Mmcf. Fourth quarter gas production averaged a record 738 Mmcf per day, up 34% from fourth quarter 2002 daily production of 551 Mmcf. Earnings for fourth quarter 2003 were $61.9 million, or 33 cents per share, compared with fourth quarter 2002 earnings of $56.1 million, or 33 cents per share. Fourth quarter 2003 earnings include the effects of a derivative fair value loss and non-cash incentive compensation. Excluding these items, the Company’s earnings were $90.6 million, or 49 cents per share. Comparable fourth quarter 2002 earnings were $65.5 million, or 39 cents per share. See the last page of this release for further explanation and reconciliation of these non-GAAP financial measures.

Operating cash flow, defined as cash provided by operating activities before changes in operating assets and liabilities and exploration expense, was a record $792.3 million or $4.41 per share for 2003, up 54% from prior year operating cash flow of $515.9 million or $3.09 per share. Operating cash flow for fourth quarter 2003 was a record $231.5 million or $1.25 per share, up 66% from prior year fourth quarter operating cash flow of $139.5 million or 83 cents per share. See the last page of this release for further explanation and reconciliation of these non-GAAP financial measures.

“We are proud of another record year for XTO Energy. Our strategy—the balance between quality acquisitions and measured drilling—continues to create exceptional value for our shareholders,” says Bob R. Simpson, Chairman and Chief Executive Officer. “Our long_lived production affords XTO a stable growth platform and our economic firepower gives us a great advantage in acquiring the right properties to grow in the future. Altogether, XTO Energy continues to deliver predictable, double-digit growth with strong financial results.”

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XTO Energy Announces Record Gas Production,

Record Cash Flow and Record Earnings for 2003

Fourth quarter gas production averaged 738 Mmcf per day, a 34% increase from fourth quarter 2002 daily production of 551 Mmcf. Increased gas production is primarily attributable to Company_wide development activity and acquisitions in the Eastern Region and the Arkoma and San Juan basins. Natural gas liquids production for the quarter averaged 6,528 barrels per day, an 11% increase from the prior year quarter production of 5,856 barrels per day. Fourth quarter oil production averaged 12,850 barrels per day, a 1% decrease from the prior year quarter production of 13,024 barrels per day.

“The accomplishments of 2003 highlight the strengths of XTO Energy. We are discovering new reserves in existing fields, managing a steady increase in production volumes and acquiring the right properties to expand our technical success,” stated Steffen E. Palko, Vice Chairman and President. “With our rich project inventory and stable underlying production, we see a spectrum of opportunities for continuing the Company’s growth.”

The average gas price for the quarter was $4.16 per thousand cubic feet (Mcf), compared with the fourth quarter 2002 average price of $3.79 per Mcf, which included 28 cents in prior period revenue recognized due to a settlement with Enron Corporation. Natural gas liquids prices averaged $20.78 per barrel for the quarter, a 17% increase from the 2002 fourth quarter average price of $17.72. The fourth quarter average oil price increased 12% to $28.98 per barrel from the fourth quarter 2002 average price of $25.84 per barrel.

Total revenues for the quarter were $331.9 million, a 39% increase over fourth quarter 2002 revenues of $239.3 million. Operating income for the quarter was $113.7 million, a 12% increase over fourth quarter 2002 operating income of $101.2 million.

For the year, the Company reported record net income of $288.3 million, or $1.60 per share, compared with earnings of $186.1 million or $1.12 per share for 2002. Earnings for the year include the effects of a derivative fair value loss, non-cash incentive compensation, loss on extinguishment of debt, a non-cash contingency gain, a non-cash gain upon the distribution of Cross Timbers Royalty Trust units and a gain on adoption of the new accounting standard for asset retirement obligation. Excluding these items, 2003 earnings were $1.79 per share. Comparable 2002 earnings were $1.24 per share. Operating cash

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XTO Energy Announces Record Gas Production,

Record Cash Flow and Record Earnings for 2003

flow was $792.3 million for 2003, compared with $515.9 million for 2002. See the last page of this release for further explanation and reconciliation of these non-GAAP financial measures. Total revenues for 2003 were $1.19 billion, a 47% increase from revenues of $810.2 million for 2002. Operating income for the year was $501.7 million, a 44% increase from $348.8 million for 2002.

Gas production for the year was a record 668 Mmcf per day, up 30% from 2002 daily production of 514 Mmcf. Natural gas liquids production for 2003 was 6,463 barrels per day, a 28% increase from 2002 production of 5,068 barrels per day. Oil production for 2003 averaged 12,943 barrels per day, a 1% decrease from 2002 production of 13,033 barrels per day.

The average gas price for 2003 was $4.07 per Mcf, up 17% from the 2002 average price of $3.49 per Mcf. Natural gas liquids averaged $19.99 per barrel, or 40% higher than the 2002 average of $14.31 per barrel. The average oil price for the year was $28.59 per barrel, an 18% increase from the 2002 average price of $24.24 per barrel.

* * *

XTO Energy Inc. is a premier domestic natural gas producer engaged in the acquisition, exploitation and development of quality, long-lived gas and oil properties. The Company, whose predecessor companies were established in 1986, completed its initial public offering in May 1993. Its properties are concentrated in Texas, New Mexico, Arkansas, Oklahoma, Kansas, Wyoming, Colorado, Alaska and Louisiana.

Contact:	Louis G. Baldwin	Gary D. Simpson
	Executive Vice President & CFO	Vice President - Investor Relations
	XTO Energy Inc.	XTO Energy Inc.
	817/870-2800	817/870-2800

The Company’s fourth quarter 2003 earnings and operational review conference call will be broadcast live via Internet webcast at 4:00 P.M. ET (3:00 P.M. CT) on Wednesday, February 11, 2004. The webcast can be accessed on the Company’s website at www.xtoenergy.com.

Statements made in this news release, including those relating to future production growth, reserve growth, financial results, acquisitions, stock performance, Company growth, development activities and acquisition opportunities are

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XTO Energy Announces Record Gas Production,

Record Cash Flow and Record Earnings for 2003

forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the timing and extent of changes in oil and gas prices, changes in underlying demand for oil and gas, the timing and results of drilling activity, the timing of production, treatment and transportation facility installations, the availability of drilling equipment, changes in interest rates, higher than expected production costs, inability to identify properties for acquisition on acceptable terms, and other expenses and market conditions. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

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XTO ENERGY INC.

(in thousands, except production, per share and per unit data)	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
	(Unaudited)
Consolidated Income Statements

REVENUES

Gas and natural gas liquids	$294,742	$201,652	$1,040,370	$681,147
Oil and condensate	34,256	30,958	135,058	115,324
Gas gathering, processing and marketing	3,344	3,811	12,982	11,622
Other (a)	(488)	2,919	1,145	2,070

Total Revenues	331,854	239,340	1,189,555	810,163

EXPENSES

Production	46,189	35,636	164,864	129,182
Taxes, transportation and other	28,309	18,308	104,654	57,225
Exploration (b)	946	498	1,811	2,186
Depreciation, depletion and amortization	79,786	55,032	284,006	204,109
Accretion of discount in asset retirement obligation	1,459	—	5,330	—
Gas gathering and processing	2,229	2,399	9,350	9,114
General and administrative	57,022 (c)	27,165 (d)	107,675 (c)	62,114 (d)
Derivative fair value (gain) loss (e)	2,192	(923)	10,201	(2,599)

Total Expenses	218,132	138,115	687,891	461,331

OPERATING INCOME	113,722	101,225	501,664	348,832

OTHER INCOME (EXPENSE)

Gain on distribution of royalty trust units (f)	—	—	16,216	—
Loss on extinguishment of debt (g)	—	(684)	(9,601)	(8,528)
Interest expense, net (h)	(16,534)	(14,187)	(63,769)	(53,555)

Total Other Expense	(16,534)	(14,871)	(57,154)	(62,083)

INCOME BEFORE INCOME TAX AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	97,188	86,354	444,510	286,749

INCOME TAX

Current	(9,670)	44	294	322
Deferred	44,950	30,222	157,715	100,368

Total Income Tax Expense	35,280	30,266	158,009	100,690

NET INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	61,908	56,088	286,501	186,059

Cumulative effect of accounting change, net of tax (i)	—	—	1,778	—

NET INCOME	$61,908	$56,088	$288,279	$186,059

EARNINGS PER COMMON SHARE

Basic	$0.33	$0.33	$1.60	$1.12

Diluted	$0.33	$0.33	$1.58	$1.10

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING

Basic	185,659	168,957	179,799	166,700

Diluted	187,914	170,760	182,251	168,652

Average Daily Production

Gas (Mcf)	738,053	551,356	668,436	513,925
Natural Gas Liquids (Bbls)	6,528	5,856	6,463	5,068
Oil (Bbls)	12,850	13,024	12,943	13,033
Average Sales Prices (j)

Gas (per Mcf)	$4.16	$3.79	$4.07	$3.49
Natural Gas Liquids (per Bbl)	$20.78	$17.72	$19.99	$14.31
Oil (per Bbl)	$28.98	$25.84	$28.59	$24.24

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XTO ENERGY INC. (continued)

(in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
	(Unaudited)
Consolidated Statement of Cash Flows Data
Net Income	$61,908	$56,088	$288,279	$186,059
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	79,786	55,032	284,006	204,109
Accretion of discount in asset retirement obligation	1,459	—	5,330	—
Non-cash incentive compensation	41,899	16,774	53,123	26,990
Deferred income tax	44,950	30,222	157,715	100,368
Cumulative effect of accounting change, net of tax	—	—	(1,778)	—
Non-cash settlement gain with Enron Corporation, and related revenue	—	(16,142)	—	(16,142)
Non-cash derivative fair value (gain) loss	2,458	(1,116)	10,771	6,890
Loss on extinguishment of debt	—	684	9,601	8,528
Gain on distribution of royalty trust units	—	—	(16,216)	—
Deferred gain (amortization of deferred gain) on closed hedge derivatives	(4,437)	615	(5,188)	5,188
Other non-cash items	2,492	(3,147)	4,802	(8,272)
Changes in operating assets and liabilities	(36,005)	(29,205)	3,736	(22,876)

Cash Provided by Operating Activities	$194,510	$109,805	$794,181	$490,842

	December 31, 2003	December 31, 2002
Consolidated Balance Sheet Data
Cash and cash equivalents	$6,995	$14,954

Current Assets	$261,162	$244,790
Less:
Derivative fair value (k)	11,351	40,628
Deferred income tax benefit (k)	32,455	32,680

Current Assets, excluding derivative fair value and deferred income tax benefit	$217,356	$171,482

Net Property and Equipment	$3,312,067	$2,370,965

Total Assets	$3,611,134	$2,648,193

Current Liabilities	$320,557	$285,896
Less:
Derivative fair value (k)	96,653	128,001

Current Liabilities, excluding derivative fair value	$223,904	$157,895

Long-term Debt	$1,252,000	$1,118,170

Total Stockholders’ Equity	$1,465,642	$907,786
Less:
Accumulated other comprehensive loss (k)	(53,241)	(61,573)

Total Stockholders’ Equity excluding accumulated other comprehensive loss	$1,518,883	$969,359

(continued)

XTO Energy Inc. (continued)

(a)	Includes $1.7 million non-cash gain resulting from a reduction in contingent liabilities in year 2003 and $2.1 million gain related to settlement of outstanding claims with Enron Corporation in the three-month and year 2002 periods.
(b)	Primarily includes geological and geophysical costs.
(c)	Includes non-cash incentive compensation of $41.9 million for the three-month 2003 period and $53.1 million for the year 2003.
(d)	Includes non-cash incentive compensation of $16.8 million for the three-month 2002 period and $27 million for the year 2002.
(e)	Reflects the change in fair value of derivative financial instruments not providing effective hedges.
(f)	Gain upon distribution of Cross Timbers Royalty Trust units to common stockholders.
(g)	Reflects loss on redemption of the Company’s 9¼% and 8¾% senior subordinated notes.
(h)	Net of capitalized interest of $0.4 million in the three-month 2003 period and $0.5 million in the three-month 2002 period, and net of capitalized interest of $2.2 million in 2003 and $4.3 million in 2002.
(i)	Gain upon initial adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, as of January 1, 2003.
(j)	Average sales prices include realized gains and losses on hedge derivatives.
(k)	These adjustments are made to current assets, current liabilities and stockholders’ equity because these items are recorded based on estimated derivative fair values and resulting unrealized gains and losses. Realized gains and losses will be based on commodity prices when related future production occurs. Net assets and equity to be recorded when future production occurs are not included in the balance sheet.

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XTO ENERGY INC. (continued)

Non-GAAP Financial Measures

Adjusted Earnings

Adjusted earnings, a non-GAAP financial measure, excludes certain items that management believes affect the comparability of operating results. The Company discloses adjusted earnings as a useful adjunct to GAAP net income because:

•	Management uses adjusted earnings to evaluate the Company’s operational trends and performance relative to other oil and gas producing companies.

•	Adjusted earnings are more comparable to earnings estimates provided by securities analysts.

•	Items excluded generally are one-time items, or items whose timing or amount cannot be reasonably estimated. Accordingly, any guidance provided by the Company generally excludes information regarding these types of items.

The following reconciles GAAP net income to adjusted earnings:

(in thousands)	Three Months Ended December 31,		Year Ended December 31,
(Unaudited)	2003	2002	2003	2002
Net income	$61,908	$56,088	$288,279	$186,059

Adjustments, net of tax:
Non-cash incentive compensation	27,234	10,903	34,530	17,543
Non-cash contingency gain	—	—	(1,137)	—
Derivative fair value (gain) loss	1,425	(600)	6,631	(1,689)
Gain on distribution of royalty trust units	—	—	(10,540)	—
Loss on extinguishment of debt	—	444	6,241	5,543
Gain on settlement with Enron Corporation	—	(1,348)	—	(1,348)
Cumulative effect of accounting change	—	—	(1,778)	—

Adjusted earnings	$90,567	$65,487	$322,226	$206,108

Adjusted earnings per share - basic	$0.49	$0.39	$1.79	$1.24

Operating Cash Flow

Operating cash flow, a non-GAAP financial measure, is defined as cash provided by operating activities before changes in operating assets and liabilities and exploration expense. Because changes in operating assets and liabilities and exploration expense are excluded, this cash flow statistic is different from cash provided by operating activities, as disclosed under GAAP. Management believes operating cash flow is a better liquidity indicator for oil and gas producers because of the adjustments made to cash provided by operating activities, explained as follows:

•	Adjustment for changes in operating assets and liabilities eliminates fluctuations primarily related to the timing of cash receipts and disbursements, which can vary from period-to-period because of conditions the Company cannot control (for example, the day of the week on which the last day of the period falls), and results in attributing cash flow to operations of the period that provided the cash flow.

•	Adjustment for exploration expense is to provide an amount comparable to operating cash flow for full cost companies and to eliminate the effect of a discretionary expenditure that is part of the Company’s capital budget.

Management uses operating cash flow not only for measuring the Company’s cash flow and liquidity, but also in evaluating the Company against other oil and gas producing companies and valuing potential producing property acquisitions.

The following reconciles cash provided by operating activities, the GAAP cash flow statistic, to operating cash flow:

(in thousands)	Three Months Ended December 31,		Year Ended December 31,
(Unaudited)	2003	2002	2003	2002
Cash Provided by Operating Activities	$194,510	$109,805	$794,181	$490,842
Changes in operating assets and liabilities	36,005	29,205	(3,736)	22,876
Exploration expense	946	498	1,811	2,186

Operating Cash Flow	$231,461	$139,508	$792,256	$515,904

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